Exhibit 99.1

Berkshire Hills Reports Second Quarter Earnings; Dividend Declared

PITTSFIELD, MASS., July 19, 2017. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported second quarter 2017 net income of $19.7 million, or $0.53 per share. Core earnings totaled $21.6 million, or $0.58 per share. Net income was up 23% year-over-year, while core earnings grew 31% due to the benefit of business expansion. Net income per share increased by 2%, while core EPS increased by 7%. Net income was impacted by net non-core charges related primarily to acquisitions.

SECOND QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	4% increase in net interest income
•	15% increase in fee income
•	10% annualized commercial loan growth
•	3.36% net interest margin
•	0.25% non-performing assets/assets
•	0.20% net loan charge-offs/average loans

CEO Michael Daly stated, “We had a strong second quarter, extending the operating momentum from the first quarter. We also conducted a successful stock offering and completed an agreement to acquire Worcester based Commerce Bancshares. These actions support our plan to cross the $10 billion asset threshold and provide the capital resources to accelerate our growth. Total assets increased at a 10% annualized rate in the first half, reaching $9.6 billion at midyear. We announced a planned move of our headquarters to Boston and are accelerating our business development in New England’s largest and fastest growing markets.”

Mr. Daly continued, “Our net interest income advanced and fee income grew by 15% to 32% of total revenue. Our strong and diversified revenue sources produced a 42% year-over-year increase in total revenue which now exceeds $400 million on an annualized basis. The resulting positive operating leverage led to the achievement of a profitability milestone, with core return on assets advancing to 92 basis points. GAAP return on assets was 84 basis points after non-core charges primarily related to merger activity.”

Mr. Daly concluded, “Berkshire is seeing early success in our new Boston branch, bringing our brand of revolutionary banking to this market. Our Mid-Atlantic team announced a strategic alliance with the Princeton Advisory Group, which manages over $700 million in client investments. Our Wealth Management group recruited additional talent in Albany, NY. Berkshire’s annual Xtraordinary Day of community service events engaged 92% of our team in completing 65 community projects. Across our footprint, we are reaching out for new market share and new opportunities to deliver on our franchise promise to all of our constituencies.”

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DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.21 per share to shareholders of record at the close of business on August 10, 2017, payable on August 24, 2017. The dividend equates to a 2.3% annualized yield based on the $35.98 average closing price of Berkshire Hills Bancorp common stock during the quarter.

FINANCIAL CONDITION

Total assets measured $9.6 billion at June 30, 2017, increasing at a 10% annualized rate in the first half of the year. The 10% annualized first half loan growth included solid growth in all major loan categories, led by a 13% annualized increase in commercial loans. Average loan yields improved and included the benefit of recent short term interest rate increases. Deposit growth was 4% annualized in the most recent quarter. Additionally, Berkshire issued 4.6 million shares and received $153 million in net cash proceeds from its May common stock offering. Together with additional borrowings, these sources funded the loan growth as well as a 3% increase in investment securities during the quarter.

At midyear, the ratio of equity/assets increased to 13.2%, from 11.8% at the start of the year. The ratio of tangible equity/assets increased to 9.2% from 7.6%. Book value per share increased to $31.37, while tangible book value improved to $20.96 per share. The ratio of loans/deposits increased to 102%. The Commerce acquisition is expected to further leverage the recently acquired capital and to also provide new deposit funding sources to improve liquidity and support loan portfolio growth. Delinquent and non-accruing loans decreased to 0.70% of total loans, and annualized net loan charge-offs remained at 0.20% of average loans during the quarter.

RESULTS OF OPERATIONS

The growth in earnings and earnings per share included first year results for the First Choice operations acquired at the end of 2016, along with the full period benefit of other 2016 acquisitions. Most measures of revenue and expense increased year-over-year due to these business combinations. Per share earnings included the impact of shares issued as merger consideration and in the stock offering. Second quarter non-core charges were mostly merger related, including First Choice and Commerce.

Compared to the prior quarter, net interest income increased by $2.7 million, or 4%, supported by higher volume and margin expansion. The net interest margin increased to 3.36% from 3.33%. Measured before purchased loan accretion, the margin improved to 3.24% from 3.15%. The margin benefited from increased short term interest rates, higher prepayment penalties, and the first quarter balance sheet restructuring. The contribution from purchased loan accretion decreased to $2.6 million from $3.7 million.

Second quarter fee income increased by $4.4 million, or 15%, including a $3.6 million increase in mortgage banking fees, along with growth in other loan and deposit income. Mortgage banking revenues increased by 28% over the prior quarter due primarily to seasonally higher volume. Wealth and insurance revenues declined from seasonally high first quarter levels.

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Second quarter non-interest expense decreased by $4.8 million, or 6%, compared to the prior quarter due to the restructuring charges and First Choice integration costs recorded in the first quarter. Core non-interest expense increased by $4.0 million, or 6%, primarily due to seasonal mortgage volume growth. The efficiency ratio remained unchanged at 62%. Full time equivalent staff totaled 1,756 positions at midyear, compared to 1,731 at the start of the year. The effective GAAP income tax rate was 29% and the core income tax rate was 30% in the most recent quarter.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Thursday, July 20, 2017 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: http://dpregister.com/10109526. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Additionally, investors may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Investors may also participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Thursday, July 27, 2017 by dialing 877-344-7529 and entering access number 10109526. The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank®. The Company has approximately $9.6 billion in assets and 97 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets. The Company has a pending agreement to acquire Commerce Bancshares Corp., the parent company of Commerce Bank and Trust Company, a $2.2 billion bank with 16 branches in the Worcester, MA and Boston, MA markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Berkshire will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of Commerce and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the

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Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and Commerce, when they become available, may be obtained at the SEC's Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire's website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or William Burke at Commerce at 508-797-6996.

PARTICIPANTS IN SOLICITATION

Berkshire and Commerce and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Commerce in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire's 2017 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 7, 2017. Information about the directors and executive officers of Commerce will be set forth in the Proxy Statement/Prospectus. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on page F-9 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges are related to the following business combinations: First Choice Bank, 44 Business Capital, financial planning assets, and Commerce. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs in the second quarter of 2017.

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Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Of note, following systems upgrades, non-material revisions were made in the first quarter of 2017 to the calculations of the net interest margin and efficiency ratio and prior period measures were revised to include these changes.

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CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights

F-2	Balance Sheets

F-3	Loan and Deposit Analysis

F-4	Statements of Income

F-5	Statements of Income (Five Quarter Trend)

F-6	Average Yields and Costs

F-7	Average Balances

F-8	Asset Quality Analysis

F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

F-10	Reconciliation of Non-GAAP Financial Measures (Year-to-Date) and Supplementary Data

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BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016 (3)	2016	2016 (4)

PER SHARE DATA
Net earnings, diluted	$0.53	$0.44	$0.32	$0.53	$0.52
Core earnings, diluted (1)	0.58	0.55	0.56	0.57	0.54
Total book value	31.37	30.77	30.65	29.97	29.64
Tangible book value (5)	20.96	18.97	18.81	18.78	18.44
Market price at period end	35.15	36.05	36.85	27.71	26.92
Dividends	0.21	0.21	0.20	0.20	0.20

PERFORMANCE RATIOS (6)
Return on assets	0.84%	0.68%	0.50%	0.82%	0.82%
Core return on assets (1)	0.92	0.85	0.87	0.88	0.85
Return on equity	6.80	5.71	4.29	7.29	7.17
Core return on equity (1)	7.45	7.17	7.49	7.75	7.42
Core return on tangible equity (1)	11.96	12.05	12.23	12.99	12.45
Net interest margin, fully taxable equivalent (FTE) (7)	3.36	3.33	3.21	3.27	3.32
Net interest margin (FTE), excluding purchased loan accretion (5)	3.24	3.15	3.11	3.15	3.21
Fee income/Net interest and fee income	32.23	30.04	24.99	23.81	21.16
Efficiency ratio (5)	61.72	61.94	58.42	57.32	58.11

GROWTH (Year-to-date)
Total commercial loans (annualized)	13%	15%	18%	9%	11%
Total loans (annualized)	10	6	14	7	10
Total deposits (annualized)	3	2	18	4	2
Total net revenues (compared to prior year)	40	39	11	13	14
Earnings per share (compared to prior year)	(8)	(15)	9	31	48
Core earnings per share (compared to prior year)(1)	5	2	4	6	5

FINANCIAL DATA (in millions)
Total assets	$9,627	$9,298	$9,163	$7,931	$8,044
Total earning assets	8,807	8,486	8,340	7,229	7,327
Total investments	1,796	1,740	1,670	1,162	1,304
Total loans	6,864	6,656	6,550	6,047	6,000
Allowance for loan losses	47	46	44	43	41
Total intangible assets	421	422	423	348	349
Total deposits	6,715	6,656	6,622	5,750	5,657
Total shareholders' equity	1,268	1,100	1,093	933	923
Net income	19.7	15.5	10.3	16.4	16.0
Core income (1)	21.6	19.4	18.0	17.4	16.5

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.20%	0.20%	0.21%	0.20%	0.22%
Total non-performing assets/total assets	0.25	0.27	0.24	0.26	0.26
Allowance for loan losses/total loans	0.69	0.69	0.67	0.71	0.69
Loans/deposits	102	100	99	105	106
Shareholders' equity to total assets	13.17	11.83	11.93	11.76	11.48
Tangible shareholders' equity to tangible assets (5)	9.20	7.64	7.68	7.70	7.46

(1)	Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired First Choice Bank on December 2, 2016.
(4)	The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.
(5)	Non-GAAP financial measure. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(6)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(7)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2016
Assets
Cash and due from banks	$78,407	$67,580	$71,494
Short-term investments	23,426	25,763	41,581
Total cash and short-term investments	101,833	93,343	113,075

Trading security	12,837	12,966	13,229
Securities available for sale, at fair value	1,329,993	1,293,683	1,209,537
Securities held to maturity, at amortized cost	350,992	331,179	334,368
Federal Home Loan Bank stock and other restricted securities	78,874	76,407	71,112
Total securities	1,772,696	1,714,235	1,628,246

Loans held for sale, at fair value	146,482	89,741	120,673

Commercial real estate	2,689,522	2,673,363	2,616,438
Commercial and industrial loans	1,227,936	1,146,125	1,062,038
Residential mortgages	1,934,068	1,850,684	1,893,131
Consumer loans	1,012,956	985,761	978,180
Total loans	6,864,482	6,655,933	6,549,787
Less: Allowance for loan losses	(47,359)	(45,804)	(43,998)
Net loans	6,817,123	6,610,129	6,505,789

Premises and equipment, net	94,354	95,203	93,215
Other real estate owned	279	71	151
Goodwill	403,106	403,106	403,106
Other intangible assets	17,874	18,644	19,445
Cash surrender value of bank-owned life insurance	140,135	139,914	139,257
Deferred tax asset, net	40,948	42,403	41,128
Other assets	92,441	91,119	98,457
Total assets	$9,627,271	$9,297,908	$9,162,542

Liabilities and shareholders' equity
Demand deposits	$1,179,456	$1,194,633	$1,278,875
NOW deposits	574,661	562,743	570,583
Money market deposits	1,790,173	1,819,403	1,781,605
Savings deposits	669,617	660,007	657,486
Time deposits	2,500,947	2,419,268	2,333,543
Total deposits	6,714,854	6,656,054	6,622,092

Senior borrowings	1,382,974	1,294,721	1,224,836
Subordinated borrowings	89,250	89,206	89,161
Total borrowings	1,472,224	1,383,927	1,313,997

Other liabilities	171,999	158,374	133,155
Total liabilities	8,359,077	8,198,355	8,069,244

Total common shareholders' equity	1,268,194	1,099,553	1,093,298
Total liabilities and shareholders' equity	$9,627,271	$9,297,908	$9,162,542

Net shares outstanding	40,428	35,729	35,673

F-2

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Annualized Growth %
(in millions)	June 30, 2017 Balance	March 31, 2017 Balance	December 31, 2016 Balance	Quarter ended June 30, 2017	Year to Date

Commercial real estate - construction	$291	$306	$288	(19)%	3%
Commercial real estate - other	2,398	2,367	2,329	5	6
Total commercial real estate	2,689	2,673	2,617	2	5
Commercial and industrial loans	1,228	1,146	1,062	29	31
Total commercial loans	3,917	3,819	3,679	10	13

Total residential mortgages	1,934	1,851	1,893	18	4

Home equity	388	390	394	(2)	(3)
Auto and other	625	596	584	19	14
Total consumer loans	1,013	986	978	11	7
Total loans	$6,864	$6,656	$6,550	13%	10%

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	June 30, 2017 Balance	March 31, 2017 Balance	December 31, 2016 Balance	Quarter ended June 30, 2017	Year to Date
Demand	$1,179	$1,195	$1,279	(5)%	(16)%
NOW	575	563	571	9	1
Money market	1,790	1,819	1,782	(6)	1
Savings	670	660	657	6	4
Time deposits	2,501	2,419	2,333	14	14
Total deposits	$6,715	$6,656	$6,622	4%	3%

F-3

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2017	2016	2017	2016
Interest and dividend income
Loans	$71,983	$59,703	$140,926	$118,145
Securities and other	12,683	9,315	24,449	19,349
Total interest and dividend income	84,666	69,018	165,375	137,494
Interest expense
Deposits	9,971	7,378	19,069	14,537
Borrowings	5,150	4,199	9,875	7,819
Total interest expense	15,121	11,577	28,944	22,356
Net interest income	69,545	57,441	136,431	115,138
Non-interest income
Mortgage banking originations	16,281	1,335	28,959	2,156
Loan related income	5,275	2,898	9,454	5,944
Deposit related fees	6,645	6,291	12,849	12,400
Insurance commissions and fees	2,588	2,660	5,724	5,553
Wealth management fees	2,286	2,235	4,812	4,737
Total fee income	33,075	15,419	61,798	30,790
Other	(276)	(851)	(183)	(628)
Securities (losses) gains, net	(1)	(13)	12,569	23
Loss on termination of hedges	-	-	(6,629)	-
Total non-interest income	32,798	14,555	67,555	30,185
Total net revenue	102,343	71,996	203,986	145,323
Provision for loan losses	4,889	4,522	9,984	8,528
Non-interest expense
Compensation and benefits	36,997	24,664	73,116	50,378
Occupancy and equipment	8,678	6,560	17,704	13,250
Technology and communications	6,883	4,814	12,970	9,671
Marketing and promotion	3,177	737	5,176	1,410
Professional services	2,190	1,509	4,641	2,789
FDIC premiums and assessments	1,588	1,203	2,886	2,436
Other real estate owned and foreclosures	30	393	58	656
Amortization of intangible assets	770	787	1,571	1,606
Merger, restructuring and other expense	2,903	878	14,585	1,658
Other	6,307	4,723	11,142	9,514
Total non-interest expense	69,523	46,268	143,849	93,368

Income before income taxes	27,931	21,206	50,153	43,427
Income tax expense	8,237	5,249	14,999	11,469
Net income	$19,694	$15,957	$35,154	$31,958

Earnings per share:
Basic	$0.53	$0.52	$0.97	$1.05
Diluted	$0.53	$0.52	$0.96	$1.04

Weighted average shares outstanding:
Basic	37,324	30,605	36,305	30,561
Diluted	37,474	30,765	36,466	30,725

F-4

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands, except per share data)	2017	2017	2016	2016	2016
Interest and dividend income
Loans	$71,983	$68,943	$62,884	$61,571	$59,703
Securities and other	12,683	11,766	9,550	8,940	9,315
Total interest and dividend income	84,666	80,709	72,434	70,511	69,018
Interest expense
Deposits	9,971	9,098	8,556	7,790	7,378
Borrowings	5,150	4,725	4,720	4,750	4,199
Total interest expense	15,121	13,823	13,276	12,540	11,577
Net interest income	69,545	66,886	59,158	57,971	57,441
Non-interest income
Mortgage banking originations	16,281	12,678	3,537	1,862	1,335
Loan related income	5,275	4,179	5,648	5,102	2,898
Deposit related fees	6,645	6,204	6,285	6,278	6,291
Insurance commissions and fees	2,588	3,136	2,323	2,601	2,660
Wealth management fees	2,286	2,526	1,911	2,269	2,235
Total fee income	33,075	28,723	19,704	18,112	15,419
Other	(276)	93	(2,849)	188	(851)
Securities (losses) gains , net	(1)	12,570	(652)	78	(13)
Gain on sale of business operations, net	-	-	522	563	-
Loss on termination of hedges	-	(6,629)	-	-	-
Total non-interest income	32,798	34,757	16,725	18,941	14,555
Total net revenue	102,343	101,643	75,883	76,912	71,996
Provision for loan losses	4,889	5,095	4,100	4,734	4,522
Non-interest expense
Compensation and benefits	36,997	36,119	28,103	26,119	24,664
Occupancy and equipment	8,678	9,026	7,320	6,650	6,560
Technology and communications	6,883	6,087	5,310	4,902	4,814
Marketing and promotion	3,177	1,999	1,080	671	737
Professional services	2,190	2,451	1,666	1,744	1,509
FDIC premiums and assessments	1,588	1,298	1,422	1,208	1,203
Other real estate owned and foreclosures	30	28	(11)	46	393
Amortization of intangible assets	770	801	572	749	787
Merger, restructuring and other expense	2,903	11,682	11,633	2,170	878
Other	6,307	4,835	3,995	4,585	4,723
Total non-interest expense	69,523	74,326	61,090	48,844	46,268

Income before income taxes	27,931	22,222	10,693	23,334	21,206
Income tax expense	8,237	6,762	362	6,953	5,249
Net income	$19,694	$15,460	$10,331	$16,381	$15,957

Earnings per share:
Basic	$0.53	$0.44	$0.32	$0.53	$0.52
Diluted	$0.53	$0.44	$0.32	$0.53	$0.52

Weighted average shares outstanding:
Basic	37,324	35,280	32,185	30,621	30,605
Diluted	37,474	35,452	32,381	30,811	30,765

F-5

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Earning assets
Loans:
Commercial real estate	4.41%	4.58%	4.17%	4.25%	4.42%
Commercial and industrial loans	5.30	4.86	4.88	5.06	4.85
Residential mortgages	3.62	3.56	3.57	3.62	3.61
Consumer loans	3.81	3.62	3.44	3.40	3.39
Total loans	4.25	4.19	4.00	4.06	4.10
Securities	3.45	3.38	3.58	3.47	3.45
Short-term investments and loans held for sale	3.07	2.40	2.13	1.68	1.37
Total earning assets	4.07	4.00	3.91	3.95	3.97

Funding liabilities
Deposits:
NOW	0.23	0.22	0.16	0.12	0.13
Money market	0.54	0.52	0.48	0.46	0.47
Savings	0.14	0.13	0.12	0.12	0.11
Time	1.13	1.08	1.14	1.10	1.06
Total interest-bearing deposits	0.73	0.69	0.69	0.67	0.65
Borrowings	1.46	1.38	1.63	1.52	1.37
Total interest-bearing liabilities	0.88	0.83	0.87	0.85	0.80

Net interest spread	3.19	3.17	3.04	3.10	3.17
Net interest margin	3.36	3.33	3.21	3.27	3.32

Cost of funds (1)	0.75	0.70	0.73	0.72	0.68
Cost of deposits (2)	0.60	0.56	0.56	0.54	0.53

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits includes the deposits held for sale.

F-6

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2017	2017	2016	2016 (2)(4)	2016 (2)(4)
Assets
Loans
Commercial real estate	$2,691,804	$2,631,281	$2,442,515	$2,260,482	$2,173,539
Commercial and industrial loans	1,130,384	1,072,716	998,543	1,009,581	1,047,866
Residential mortgages	1,871,329	1,906,457	1,833,530	1,839,364	1,759,193
Consumer loans	996,488	978,683	936,957	900,432	847,215
Total loans (1)	6,690,005	6,589,137	6,211,545	6,009,859	5,827,813
Securities (3)	1,701,443	1,625,769	1,255,207	1,197,760	1,247,357
Short-term investments and loans held for sale	148,276	118,537	83,057	40,259	38,993
Total earning assets	8,539,724	8,333,443	7,549,809	7,247,878	7,114,163
Goodwill and other intangible assets	421,601	422,331	362,641	349,059	344,832
Other assets	369,317	388,211	363,248	360,182	349,816
Total assets	$9,330,642	$9,143,985	$8,275,698	$7,957,119	$7,808,811

Liabilities and shareholders' equity
Deposits
NOW	$572,688	$574,799	$499,852	$474,650	$492,901
Money market	1,794,693	1,804,738	1,612,160	1,448,108	1,403,629
Savings	667,863	648,839	620,092	608,365	612,261
Time	2,472,990	2,351,183	2,171,325	2,095,269	2,047,020
Total interest-bearing deposits	5,508,234	5,379,559	4,903,429	4,626,392	4,555,811
Borrowings	1,398,653	1,374,620	1,144,846	1,235,065	1,223,629
Total interest-bearing liabilities	6,906,887	6,754,179	6,048,275	5,861,457	5,779,440
Non-interest-bearing demand deposits	1,155,533	1,178,790	1,178,308	1,084,786	1,032,951
Other liabilities	110,367	128,573	85,951	111,743	105,948
Total liabilities	8,172,787	8,061,542	7,312,534	7,057,986	6,918,339

Total shareholders' equity	1,157,855	1,082,443	963,164	899,133	890,472
Total liabilities and shareholders' equity	$9,330,642	$9,143,985	$8,275,698	$7,957,119	$7,808,811

Supplementary data
Total non-maturity deposits	$4,190,777	$4,207,166	$3,910,412	$3,615,909	$3,541,742
Total deposits	6,663,767	6,558,349	6,081,737	5,711,178	5,588,762
Fully taxable equivalent income adjustment	2,644	2,511	2,228	2,004	1,972
Purchased loan accretion	2,550	3,687	1,886	2,214	1,981
Total average tangible equity (5)	736,254	660,112	600,523	550,074	545,640

(1) Total loans include non-accruing loans.

(2) The average balances of loans include loans associated with branch sales, which are presented under loans held for sale on the consolidated balance sheet.

(3) Average balances for securities available-for-sale are based on amortized cost.

(4) The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

(5) See page F-9.

F-7

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2017	2017	2016	2016	2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$7,587	$7,718	$5,883	$6,295	$4,808
Commercial and industrial loans	8,387	8,327	7,523	6,714	7,590
Residential mortgages	3,245	3,971	3,795	4,374	4,882
Consumer loans	4,977	5,109	4,833	3,281	3,376
Total non-accruing loans	24,196	25,125	22,034	20,664	20,656
Other real estate owned	279	71	151	80	595
Total non-performing assets	$24,475	$25,196	$22,185	$20,744	$21,251

Total non-accruing loans/total loans	0.35%	0.38%	0.34%	0.34%	0.34%
Total non-performing assets/total assets	0.25%	0.27%	0.24%	0.26%	0.26%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$45,804	$43,998	$43,105	$41,397	$40,055
Charged-off loans	(3,430)	(3,623)	(3,488)	(3,441)	(3,393)
Recoveries on charged-off loans	97	334	281	415	213
Net loans charged-off	(3,333)	(3,289)	(3,207)	(3,026)	(3,180)
Provision for loan losses	4,888	5,095	4,100	4,734	4,522
Balance at end of period	$47,359	$45,804	$43,998	$43,105	$41,397

Allowance for loan losses/total loans	0.69%	0.69%	0.67%	0.71%	0.69%
Allowance for loan losses/non-accruing loans	196%	182%	200%	209%	200%

NET LOAN CHARGE-OFFS
Commercial real estate	$(1,472)	$(633)	$(676)	$(547)	$(534)
Commercial and industrial loans	(626)	(1,634)	(1,148)	(1,610)	(1,720)
Residential mortgages	(337)	(324)	(768)	(452)	(568)
Home equity	(268)	(95)	(47)	(65)	(164)
Auto and other consumer	(630)	(603)	(568)	(352)	(194)
Total, net	$(3,333)	$(3,289)	$(3,207)	$(3,026)	$(3,180)

Net charge-offs (QTD annualized)/average loans	0.20%	0.20%	0.21%	0.20%	0.22%
Net charge-offs (YTD annualized)/average loans	0.20%	0.20%	0.21%	0.22%	0.22%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.23%	0.24%	0.35%	0.25%	0.25%
90+ Days delinquent and still accruing	0.12%	0.16%	0.15%	0.09%	0.08%
Total accruing delinquent loans	0.35%	0.40%	0.50%	0.34%	0.33%
Non-accruing loans	0.35%	0.38%	0.34%	0.34%	0.34%
Total delinquent and non-accruing loans	0.70%	0.78%	0.84%	0.68%	0.67%

F-8

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)		2017	2017	2016	2016	2016
Net income		$19,694	$15,460	$10,331	$16,381	$15,957
Adj: Net securities losses/(gains) losses		1	(12,570)	652	(78)	13
Adj: Loss on termination of hedges		-	6,629	-	-	-
Adj: Net (gains) on sale of business operations		-	-	(522)	(563)	-
Adj: Merger and acquisition expense		2,266	5,947	10,820	1,453	701
Adj: Restructuring expense and other expense		637	5,735	1,113	717	177
Adj: Income taxes		(1,039)	(1,801)	(4,373)	(492)	(334)
Total core income	(A)	$21,559	$19,400	$18,021	$17,418	$16,514

Total revenue		$102,343	$101,643	$75,883	$76,912	$71,996
Adj: Net securities losses/(gains) losses		1	(12,570)	652	(78)	13
Adj: Net (gains) on sale of business operations		-	-	(522)	(563)	-
Adj: Loss on termination of hedges		-	6,629	-	-	-
Total core revenue	(B)	$102,344	$95,702	$76,013	$76,271	$72,009

Total non-interest expense		$69,523	$74,326	$61,090	$48,844	$46,268
Less: Merger, restructuring and other expense (see above)		(2,903)	(11,682)	(11,933)	(2,170)	(878)
Core non-interest expense	(C)	$66,620	$62,644	$49,157	$46,674	$45,390

(in millions, except per share data)
Total average assets	(D)	$9,331	$9,144	$8,276	$7,957	$7,809
Total average shareholders' equity	(E)	1,158	1,082	963	899	890
Total average tangible shareholders' equity	(F)	736	660	601	550	546
Total tangible shareholders' equity, period-end (1)	(G)	847	678	671	584	574
Total tangible assets, period-end (1)	(H)	9,206	8,876	8,740	7,583	7,695

Total common shares outstanding, period-end (thousands)	(I)	40,428	35,729	35,673	31,122	31,156
Average diluted shares outstanding (thousands)	(J)	37,474	35,452	32,381	30,811	30,765

Core earnings per share, diluted	(A/J)	$0.58	$0.55	$0.56	$0.57	$0.54
Tangible book value per share, period-end	(G/I)	20.96	18.97	18.81	18.78	18.44
Total tangible shareholders' equity/total tangible assets	(G)/(H)	9.20	7.64	7.68	7.70	7.46

Performance ratios (2)
GAAP return on assets		0.84%	0.68%	0.50%	0.82%	0.82%
Core return on assets	(A/D)	0.92	0.85	0.87	0.88	0.85
GAAP return on equity		6.80	5.71	4.29	7.29	7.17
Core return on equity	(A/E)	7.45	7.17	7.49	7.75	7.42
Core return on tangible equity (3)	(A/F)	11.96	12.05	12.23	12.99	12.45
Efficiency ratio (4)(5)	(C-M)/(B+K+N)	61.72	61.94	58.42	57.32	58.11
Net interest margin		3.36	3.33	3.21	3.27	3.32

Supplementary data (in thousands)
Tax benefit on tax-credit investments (6)	(K)	$1,696	$1,624	$4,918	$1,852	$2,777
Non-interest income charge on tax-credit investments (7)	(L)	(1,453)	(1,329)	(4,428)	(1,525)	(1,938)
Net income on tax-credit investments	(K+L)	243	295	490	327	839

Intangible amortization	(M)	$770	$801	$572	$749	$787
Fully taxable equivalent income adjustment	(N)	2,644	2,511	2,228	2,004	1,972

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Six Months Ended
		June 30,	June 30,
(Dollars in thousands)		2017	2016
Net income		$35,154	$31,958
Adj: Net securities losses (gains)		(12,569)	(23)
Adj: Loss on termination of hedges		6,629	-
Adj: Merger and acquisition expenses		8,213	1,228
Adj: Restructuring expense and other		6,372	430
Adj: Income taxes		(2,840)	(590)
Total core income	(A)	$40,959	$33,003
Total revenue		$203,986	$145,323
Adj: Net securities losses (gains)		(12,569)	(23)
Adj: Loss on termination of hedges		6,629	-
Total core revenue	(B)	$198,046	$145,300
Total non-interest expense		$143,849	$93,368
Less: Merger, restructuring and conversion expense (see above)		(14,585)	(1,658)
Core non-interest expense	(C)	$129,264	$91,710

(Dollars in millions, except per share data)
Total average assets	(D)	$9,238	$7,800
Total average shareholders' equity	(E)	1,120	891
Total average tangible shareholders' equity	(F)	698	551
Total tangible shareholders' equity, period-end (1)	(G)	847	574
Total tangible assets, period-end (1)	(H)	9,206	7,695
Total common shares outstanding, period-end (thousands)	(I)	40,428	31,156
Average diluted shares outstanding (thousands)	(J)	36,466	30,728
Core earnings per common share, diluted	(A/J)	$1.12	$1.07
Tangible book value per common share, period-end	(G/I)	20.96	18.44
Total tangible shareholders' equity/total tangible assets	(G/H)	9.20	7.46

Performance ratios (2)
GAAP return on assets		0.76%	0.82%
Core return on assets	(A/D)	0.89	0.85
GAAP return on equity		6.28	7.18
Core return on equity	(A/E)	7.31	7.41
Core return on tangible equity (3)	(A/F)	12.01	12.32
Efficiency ratio (4)(5)	(C-M) / (B+K+N)	61.83	58.69
Net interest margin		3.35	3.32

Supplementary data
Tax benefit on tax-credit investments (6)	(K)	$3,320	$4,365
Non-interest income charge on tax-credit investments (7)	(L)	(2,782)	(3,039)
Net income on tax-credit investments	(K+L)	538	1,326

Intangible amortization	(M)	1,571	1,606
Fully taxable equivalent income adjustment	(N)	5,154	3,866

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10